Exhibit 99.1

Manitex International, Inc. Reports Third Quarter 2019 Results

Bridgeview, IL, November 7, 2019 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized industrial equipment, today announced third quarter 2019 results. Net revenues for the third quarter were $51.9 million, compared to $60.9 million in the prior year’s period, and net loss was $(11.9) million, or $(0.60) per share, compared to net income of $0.1 million, or $0.01 per share, in the third quarter of 2018. Adjusted net loss* in the third quarter 2019 was a slight loss, or $(0.00) per share, compared to adjusted net income of $2.1 million, or $0.11 per share, for the third quarter of 2018.

Financial Highlights (versus prior year, unless otherwise noted):

•	Net revenues of $51.9 million, declined 15%, or 13% excluding unfavorable currency impact

•	Loss per share of $(0.60), as adjusted $(0.00)

•	EBITDA $(7.5) million, as adjusted $1.9 million

•	Non-cash goodwill and intangible asset impairment of $(8.1) million or $(0.41) per share impact to net loss

•	Non-cash charge related to deferred tax asset valuation allowance of $(2.2) million or $(0.11) per share impact to net loss

•	Sequential pickup in backlog to $63.1 million as of October 31, 2019

•	Book to bill ratio was 1.02:1 in Q3 2019

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Operating Highlights:

•	Appointment of Steve Filipov as Chief Executive Officer and Director of Manitex International

•	Awarded a new contract valued at $4.5 million to supply knuckle boom cranes to an international military organization (the contract provides for an optional $4 million in additional deliveries)

•	Launched the TC-600 and the Manitex branded line of articulating cranes (“MAC”) at the ICUEE show in Louisville, KY

•	Began production and sales of new Valla V80R remote-control electric crane

•	Expanded the Company’s North American distribution network with the addition of one new MAC dealer and three straight-mast crane dealers

Chief Executive Officer Steve Filipov commented, “2019 has been a year of extremely volatile demand in the industrial equipment markets, particularly here in North America, and we’ve taken a number of steps to diversify our business portfolio and build a stronger base for positive future financial performance. We continue to see a significant opportunity to become a global player in a market that is available to us through our articulated crane product family, and 60 days into this assignment, I’m very confident in our strategy going forward for this segment of our business. We’ve made some key personnel, operating, and branding changes throughout the organization that we believe will enable us to meaningfully penetrate various large geographic markets, both with our partner Tadano, as well as through our well-established Manitex straight-mast dealer network. We have started shipping articulated cranes under the brand name PM-Tadano, to customers in Asia, and that is just one of the key branding initiatives we’ve launched within the past 180 days.

“I have challenged the entire team to commit to reaching our potential and achieving the growth goals we’ve set, which start with driving sales at PM to a much higher level than we’ve seen. We’re targeting sourcing cost reductions, improved dealer management and incentivization, revamping product designs, improving parts execution and fill rates, and stressing a commitment to quality and safety.”

Steve Kiefer, President and Chief Operating Officer of Manitex added, “In the third quarter and fourth quarter to date, our global team has been focused on efficient production at our facilities, prudent working capital management, and ongoing product and commercial innovation and development. Notwithstanding challenging and softening conditions in some of our end-markets, we are pleased to see our knuckle boom crane products becoming an increasingly larger component of our backlog while we maintain a leadership position with our North American Manitex straight mast crane products. Diversification remains a key element of our strategy and we were pleased to announce the award of a $4.5 Million international military contract for our knuckle boom cranes, new dealers for our knuckle boom and straight mast crane products in various parts of the world, and the positive market reception of our new TC-600 Manitex straight mast crane and Valla V80R remote-control electric crane. Looking ahead, we will remain focused on generating cash and further debt reduction, operational excellence, new product development and the pursuit of global revenue expansion for our core brands.”

Outlook:

“Our objectives for the remainder of the year will be to produce efficiently, maintain our production and book to bill at the current level, reduce our working capital to generate cash and pay down debt, maintain our market leadership position in straight mast boom trucks and position ourselves to penetrate the global markets for articulated truck cranes,” concluded Mr. Filipov.

Other Matters:

The Company continues to comply with the SEC investigation regarding the Company’s restatement of prior financial statements.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 866-575-6539 if calling within the United States or 323-994-2082 if calling internationally. A replay will be available until November 14, 2019, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 8263903 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three and nine month periods ended September 30, 2019 and 2018, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three and nine month periods ended September 30, 2019 and 2018 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, Oil & Steel, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc.	Darrow Associates Inc.
Steve Filipov	Peter Seltzberg, Managing Director
Chief Executive Officer	Investor Relations
(708) 237-2058	(516) 419-9915
sfilipov@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of September 30,	As of December 31,
	2019	2018
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash	$20,033	$22,103
Cash - restricted	219	245
Marketable equity securities	—	2,160
Trade receivables (net)	37,574	45,448
Other receivables	1,028	2,374
Inventory (net)	67,922	58,024
Prepaid expense and other	3,178	1,639

Total current assets	129,954	131,993

Total fixed assets, net of accumulated depreciation of $16,153 and $14,826 at September 30, 2019 and December 31, 2018, respectively	19,351	20,249
Operating lease assets	2,474	—
Intangible assets (net)	17,204	24,773
Goodwill	31,973	36,298
Other long-term assets	1,250	1,570
Deferred tax asset	543	2,366

Total assets	$202,749	$217,249

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$21,536	$22,706
Current portion of finance lease obligations	462	422
Current portion of operating lease liabilities	985	—
Accounts payable	33,176	36,896
Accounts payable related parties	137	1,371
Accrued expenses	9,359	9,249
Customer deposits	1,393	2,310

Total current liabilities	67,048	72,954

Long-term liabilities
Notes payable (net)	21,895	23,134
Finance lease obligation (net of current portion)	4,711	5,061
Non-current operating lease liabilities	1,499	—
Convertible note related party (net)	7,281	7,158
Convertible note (net)	14,702	14,530
Deferred gain on sale of property	687	842
Deferred tax liability	362	92
Other long-term liabilities	5,271	5,474

Total long-term liabilities	56,408	56,291

Total liabilities	123,456	129,245

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at September 30, 2019 and December 31, 2018	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,691,936 and 19,645,773 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	130,592	130,260
Paid in capital	2,766	2,674
Retained deficit	(49,466)	(41,761)
Accumulated other comprehensive loss	(4,599)	(3,169)

Total equity	79,293	88,004

Total liabilities and equity	$202,749	$217,249

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$51,941	$60,938	$170,330	$181,517
Cost of sales	43,848	48,944	139,454	145,982

Gross profit	8,093	11,994	30,876	35,535
Operating expenses
Research and development costs	496	801	1,890	2,179
Selling, general and administrative expenses	8,177	8,190	27,603	27,184
Impairment of intangibles	8,112	—	8,112	—

Total operating expenses	16,785	8,991	37,605	29,363

Operating (loss) income	(8,692)	3,003	(6,729)	6,172
Other (expense) income
Interest expense	(1,142)	(1,294)	(3,368)	(4,350)
Interest income	41	68	161	95
Change in fair value of securities held	216	(907)	5,454	(2,308)
Foreign currency transaction loss	(307)	(410)	(718)	(635)
Other expense	(9)	(3)	(17)	(355)

Total other expense	(1,201)	(2,546)	1,512	(7,553)

(Loss) income before income taxes and loss in equity interest	(9,893)	457	(5,217)	(1,381)
Income tax expense	1,958	335	2,488	540
Loss on equity investments (including loss on sale of shares)	—	—	—	(409)

Net (loss) income	(11,851)	122	(7,705)	(2,330)

(Loss) earnings Per Share
Basic	$(0.60)	$0.01	$(0.39)	$(0.13)
Diluted	$(0.60)	$0.01	$(0.39)	$(0.13)
Weighted average common shares outstanding
Basic	19,690,233	19,610,168	19,684,521	18,003,829
Diluted	19,690,233	19,694,379	19,684,521	18,003,829

Net Sales and Gross Margin % (in thousands)

	Three Months Ended
	September 30, 2019		September 30, 2018
	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$51,941	$51,941	$60,938	$60,938
% change Vs Q3 2018	-14.8%	-14.8%
% change Vs Q3 2018 without FX impact		-13.3%
Gross margin % of net sales	15.6%	17.2%	19.7%	20.2%
Gross margin % of net sales (value-add)		18.8%		21.5%

	Nine Months Ended
	September 30, 2019		September 30, 2018
	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$170,330	$170,330	$181,517	$181,517
% change Vs prior year	-6.2%	-6.2%
% change Vs prior year without FX impact		-3.8%
Gross margin % of net sales	18.1%	19.2%	19.6%	20.0%
Gross margin % of net sales (value-add)		20.6%		21.0%

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA (in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating income (loss)	($8,692)	$3,003	($6,729)	$6,172
Adjustments related to trade show, customer declared bankruptcy, discontinued model, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring and other expenses	9,412	785	12,587	3,923
Adjusted operating income	720	3,788	5,858	10,095
Depreciation and amortization	1,192	1,238	3,592	3,789
Adjusted EBITDA	$1,912	$5,026	$9,450	$13,884
Adjusted EBITDA % to sales	3.7%	8.2%	5.5%	7.6%

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss) (in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss)	($11,851)	$122	($7,705)	($2,330)
Adjustments related to change in fair value of securities, trade show, discontinued model, customer declared bankruptcy, foreign exchange, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring, and other expenses (including net tax impact)	11,821	2,005	9,951	7,137
Adjusted net income (loss)	(30)	2,127	2,246	4,807
Weighted diluted shares outstanding	19,690,233	19,694,379	19,684,521	18,003,829
Diluted income (loss) per shares as reported	($0.60)	$0.01	($0.39)	($0.13)
Total EPS effect	$0.60	$0.10	$0.50	$0.40
Adjusted diluted earnings (loss) per share	($0.00)	$0.11	$0.11	$0.27

Change in Fair Market Value of Securities, Trade Show, Discontinued Model, Foreign Exchange, Goodwill and Intangible Asset Impairment, Restatement, Restricted Stock, Restructuring, Plant Closing and other Expenses

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Adjustments
Customer declared bankruptcy - bad debt	$140	$—	$424	$—
Trade show	79	—	360	—
Discontinued model	446	292	751	480
Goodwill and intangible asset impairment	8,112	—	8,112	—
Plant closing	—	—	44	—
Restatement expenses	22	183	169	2,006
Restricted stock	148	140	448	531
Restructuring	99	141	1,204	795
Legal settlement	—	—	67	—
Other expenses	366	29	1,008	$111
Total adjustments to operating income (loss)	$9,412	$785	$12,587	3,923
Change in fair market value of securities	(216)	907	(5,454)	2,717
Foreign exchange	307	410	718	635
Other expenses	—	—	—	353
Total pre-tax adjustments	$9,503	$2,102	$7,851	7,628
Net tax impact (including discrete items)	2,318	(97)	2,100	(491)
Total adjustments	$11,821	$2,005	$9,951	7,137

Backlog

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Backlog	$57,596	$56,625	$74,885	$66,735	$60,477
Change Versus Current Period		1.7%	-23.1%	-13.7%	-4.8%

Note: As of October 31, 2019, backlog was $63,100.

Net Debt

Net debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	September 30, 2019	December 31, 2018
Cash & marketable equity securities	$20,252	$24,508

Notes payable - short term	$21,536	$22,706
Current portion of finance leases	462	422
Notes payable - long term	21,895	23,134
Finance lease obligations	4,711	5,061
Convertible notes	21,983	21,688
Total debt	$70,587	$73,011

Net debt	$50,335	$48,503